Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2012

GREENWICH, Conn.--(BUSINESS WIRE)--November 5, 2012--Genesee & Wyoming Inc. (GWI) (NYSE: GWR)

Third Quarter Highlights

•	Adjusted diluted earnings per share of $0.74 (adjusted primarily for RailAmerica acquisition and financing-related expenses); Reported diluted net loss of $0.47 per share (1)

•	Revenues increased 2.5% versus third quarter of 2011, as an increase in average revenues per carload more than offset weakness in U.S. coal and Australian grain traffic

•
North American and European adjusted operating ratio of 74.7% (adjusted primarily for RailAmerica acquisition and financing-related expenses); Reported North American and European operating ratio of 77.7% (2)

•	Australian adjusted operating ratio of 75.7% (adjusted primarily for net gains on the sale of assets); Reported Australian operating ratio of 73.3% (2)

Jack Hellmann, President and CEO of GWI, commented, “The third quarter of 2012 was significant for GWI as we finalized the documentation and financing that enabled us to close the RailAmerica acquisition on October 1st. The shares of RailAmerica are now being held in a voting trust while the U.S. Surface Transportation Board (STB) considers GWI’s pending control application. We are excited about the outlook for the Genesee & Wyoming and RailAmerica combination and we hope to receive the STB decision in the near term.”*

“Our financial results for the third quarter of 2012 were consistent with our expectations in both North America and Australia. In North America, despite continued weakness in our coal and overhead coal traffic, as well as lower salt shipments due to last year’s mild winter, we are managing our costs well and sustained an adjusted operating ratio of 74.7%. In Australia, our adjusted operating ratio of 75.7% was 1.4 percentage points higher than last year primarily due to hiring, training and start-up costs associated with a major new iron ore contract that commenced revenue shipments in late October. We expect our Australian iron ore shipments to increase in the fourth quarter of 2012 and into 2013, initially through the Port of Darwin and later through the Port of Whyalla, as soon as the necessary infrastructure construction has been completed.” (2)

“Although we did not own RailAmerica in the third quarter of 2012, its operating results were consistent with our expectations. RailAmerica’s revenues increased 11% to $155 million and its adjusted operating income increased 25% to $37 million (3). Starting in the fourth quarter, we will account for the earnings of RailAmerica using the equity method of accounting while the shares are held in a voting trust.”

Financial Results

GWI reported a net loss in the third quarter of 2012 of $19.6 million, compared with net income of $32.9 million in the third quarter of 2011. The net loss was primarily due to a previously disclosed, one-time, non-cash charge whereby GWI marked-to-market $350 million of Series A-1 Mandatorily Convertible Preferred Stock issued to Carlyle (Carlyle Convertible) pursuant to an Investment Agreement to partially fund the RailAmerica acquisition. As discussed below, the non-cash charge of $50.1 million for marking-to-market the Carlyle Convertible is a result of the significant increase in GWI’s share price between the execution of the RailAmerica Acquisition Agreement and the Investment Agreement on July 23, 2012 and the end of the third quarter of 2012. Excluding the impact of marking-to-market the Carlyle Convertible and certain other significant items discussed below, GWI's adjusted net income in the third quarter of 2012 was $32.0 million, compared with adjusted net income of $30.8 million in the third quarter of 2011 (1).

GWI's reported diluted loss per share in the third quarter of 2012 was $0.47 with 41.7 million weighted average shares outstanding, compared with diluted earnings per share (EPS) of $0.77 with 42.8 million weighted average shares outstanding in the third quarter of 2011. Excluding the largely RailAmerica acquisition-related significant items discussed below, GWI's adjusted diluted EPS in the third quarter of 2012 were $0.74 with 43.3 million weighted average shares outstanding, compared with adjusted diluted EPS of $0.72 with 42.8 million weighted average shares outstanding in the third quarter of 2011 (1).

GWI acquired RailAmerica, Inc. (RailAmerica) on October 1, 2012. GWI’s financial results for the third quarter of 2012 do not incorporate RailAmerica’s operations for this period, however the impact of certain RailAmerica acquisition-related expenses are included in the financial results for the quarter and described in more detail below. RailAmerica’s third quarter 2012 earnings press release and supplemental information presentation are posted on RailAmerica’s website www.railamerica.com, under the public information tab.

In the third quarter of 2012 and 2011, GWI's results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

	(Loss)/Income Before Taxes Impact	After-Tax Net (Loss)/Income Impact	Diluted (Loss)/Earnings Per Share Impact
Q3 2012
Mark-to-market loss on Carlyle Convertible	$(50.1)	$(50.1)	$(1.16)
RailAmerica acquisition-related costs	$(5.8)	$(3.5)	$(0.08)
Dilutive impact from September public offerings of common stock and TEUs prior to RailAmerica acquisition on October 1	$-	$-	$(0.02)
Net gain on sale of assets	$3.0	$2.0	$0.05

Q3 2011
Acquisition-related costs	$(1.3)	$(0.8)	$(0.02)
Refinancing-related costs	$(0.9)	$(0.6)	$(0.01)
Net gain on sale of assets	$0.6	$0.4	$0.01
Short line tax credit	$-	$3.2	$0.07

Explanation of Q3 2012 Significant Items

In conjunction with the execution of the Agreement and Plan of Merger for the acquisition of RailAmerica (RailAmerica Acquisition Agreement) on July 23, 2012, GWI entered into an Investment Agreement with Carlyle Partners V, L.P. (Carlyle). Pursuant to the Investment Agreement, GWI agreed to sell a minimum of $350 million in Series A-1 Mandatorily Convertible Preferred Stock, or the Carlyle Convertible, to partially fund the RailAmerica acquisition. The conversion price of the Carlyle Convertible into Class A Common Stock was set at approximately $58.49, which was a 4.5% premium to the market price of GWI’s Class A common stock prior to the announcement of the RailAmerica acquisition. As previously disclosed, for the period between July 23, 2012 and closing of the acquisition, this instrument was accounted for as a contingent forward sale contract resulting in mark-to-market non-cash income or expense based on changes in GWI’s share price, with the cumulative effect represented as an asset or liability included in our consolidated financial results. Over this period GWI’s share price increased 19.4% to $66.86 as of September 30, 2012, and, accordingly, with the acquisition closing on October 1, 2012, the Company recorded a one-time $50.1 million non-cash mark-to-market loss and corresponding liability on the forward sale contract in the third quarter of 2012. Simultaneous with the October 1, 2012 acquisition closing, this liability was reclassified to the Carlyle Convertible to reflect its total fair value, before issuance costs, of $400.1 million (i.e., to reflect the $350 million provided by Carlyle in cash and $50.1 million in stock price appreciation) on GWI’s balance sheet. In addition, GWI incurred $5.8 million of acquisition-related costs in the third quarter of 2012, primarily associated with the RailAmerica acquisition. Also in the third quarter of 2012, GWI recorded $3.0 million in net gains on the sale of assets, primarily associated with the sale of its third-party fueling operation in South Australia.

Results from Continuing Operations

In the third quarter of 2012, GWI's total operating revenues increased $5.5 million, or 2.5%, to $222.7 million, compared with $217.2 million in the third quarter of 2011. The increase included $6.4 million in revenues from new operations, partially offset by a $0.8 million, or 0.4%, decrease in same railroad operating revenues. During the third quarter of 2012, the depreciation of foreign currencies versus the U.S. dollar decreased same railroad operating revenues by $1.4 million, or 0.6%. Excluding the impact from foreign currency depreciation, GWI’s same railroad operating revenues increased $0.6 million, or 0.3%.

Same railroad freight revenues in the third quarter of 2012 were $154.6 million, essentially equal to same railroad freight revenues in the third quarter of 2011. Excluding $0.7 million from the impact of foreign currency depreciation, GWI’s same railroad freight revenues increased by $0.8 million, or 0.5%.

GWI's traffic in the third quarter of 2012 was 242,783 carloads, a decrease of 13,407 carloads, or 5.2%, compared with the third quarter of 2011. Traffic in the third quarter of 2012 included 7,184 carloads from new operations. Same railroad traffic decreased 20,591 carloads, or 8.0%, in the third quarter of 2012. The same railroad traffic decrease was principally due to decreases of 9,129 carloads of other commodity traffic, which was primarily related to a reduction in coal haulage traffic, 8,689 carloads of farm and food products traffic and 6,283 carloads of minerals and stone traffic. These decreases were partially offset by an increase of 1,932 carloads of lumber and forest products traffic, 1,921 carloads of intermodal traffic and 1,919 carloads of metallic ores traffic. All remaining traffic decreased by a net 2,262 carloads.

Average same railroad freight revenues per carload increased 8.8% in the third quarter of 2012. A change in the mix of commodities increased average same railroad freight revenues per carload by 3.7%, partially offset by lower fuel surcharges and the depreciation of the Australian and Canadian dollars versus the U.S. dollar, each of which decreased average same railroad freight revenues per carload by 0.5%. Other than these factors, average same railroad freight revenues per carload increased 6.1%. In addition to higher freight rates, same railroad average freight revenues per carload were positively impacted by changes in the mix of customers within certain commodity groups, primarily other commodities and by a decrease in Australian grain traffic which increased average revenues per carload due to the fixed/variable rate structure.

GWI’s same railroad non-freight revenues in the third quarter of 2012 were $61.8 million, compared with same railroad non-freight revenues in the third quarter of 2011 of $62.6 million. Excluding a $0.7 million decrease from the impact of foreign currency depreciation, GWI’s same railroad non-freight revenues decreased by $0.2 million, or 0.3%, primarily due to a $2.6 million decrease in third party fuel sales, partially offset by a $2.0 million increase in railcar switching.

GWI's operating income in the third quarter of 2012 was $52.9 million, a decrease of $3.1 million, compared with $56.0 million in the third quarter of 2011. GWI’s operating ratio in the third quarter of 2012 was 76.3%, compared with an operating ratio of 74.2% in the third quarter of 2011. Operating income in the third quarter of 2012 included $5.8 million of acquisition-related expenses, primarily associated with the RailAmerica acquisition, partially offset by $3.0 million of net gains on the sale of assets. Operating income in the third quarter of 2011 included $1.2 million of acquisition and financing-related expenses, partially offset by $0.6 million of net gains on the sale of assets. Excluding these items, GWI’s adjusted operating ratio was 75.0% in the third quarter of 2012, compared with 73.9% in the third quarter of 2011 (2).

Free Cash Flow from Continuing Operations (4)

(in millions)	Nine Months Ended September 30,
	2012	2011
Net cash provided by operating activities	$169.5	$125.6
Net cash used in investing activities, excluding Australian new business investments	(52.1)	(125.4)
Net cash paid/(received) for acquisitions/divestitures (a)	0.8	88.6
Australian stamp duty (b)	-	13.0
Free cash flow before Australian new business investments	$118.3	$101.8
Australian new business investments	(80.3)	(46.7)
Free cash flow (4)	$38.0	$55.1

(a) The 2011 period included $89.5 million in net cash paid for the acquisition of Arizona Eastern Railway Company.
(b) The payment of the Australian stamp duty in the 2011 period related to the acquisition of FreightLink in Australia, which was accrued as of December 31, 2010.

GWI’s free cash flow from continuing operations for the nine months ended September 30, 2012 and 2011 was $38.0 million and $55.1 million, respectively (4).

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the third quarter will be held Monday, November 5, 2012, at 11 a.m. EST. The dial-in number for the teleconference in the U.S. is (800) 288-8976; outside the U.S. is (612) 332-0430, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Third Quarter Earnings Conference Call Webcast." Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call. An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1 p.m. EST on November 5, 2012, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EST on November 5 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 222300.

About GWI

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Australia, Canada, the Netherlands and Belgium. In addition, GWI operates the Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 66 railroads organized in 10 regions, with more than 7,600 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 23 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

About RailAmerica

RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 45 individual railroads with approximately 7,500 miles of track in 28 U.S. states and three Canadian provinces.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "could," "should," "seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic and competitive uncertainties and contingencies and third-party approvals; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with expenses associated with estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; susceptibility to the risks of doing business in foreign countries; uncertainties as to the timing or approval of our pending application with the U.S. Surface Transportation Board (STB) to control the railroads of RailAmerica, Inc.; the conditions, if any, that might be imposed by the STB in connection with any approval of our application to control the railroads of RailAmerica; our success integrating RailAmerica railroads into our operations and our ability to realize the expected synergies associated with the acquisition of RailAmerica; and others including but not limited to, those noted in our 2011 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Net (loss)/income and diluted (loss)/earnings per share that exclude items described above are non-GAAP financial measures and are not intended to replace the net (loss)/income and diluted (loss)/earnings per share calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net (loss)/income and diluted (loss)/earnings per share calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

2. The operating income and operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using total operating expenses and operating revenue, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

3. RailAmerica’s operating income and operating ratio that exclude certain items are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using total operating expenses and operating revenue, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

4. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

* Immediately following the closing of the acquisition, RailAmerica deregistered its common stock and delisted from the New York Stock Exchange. GWI’s shares of RailAmerica were placed into a voting trust, which will remain in effect until the STB issues its decision on GWI’s pending application to control the RailAmerica railroads. Based on our control application and the statutory STB review periods for a minor transaction, we believe the STB decision could be issued as early as the fourth quarter of 2012 or as late as the first quarter of 2013.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

OPERATING REVENUES	$222,745	$217,210	$647,600	$618,710

OPERATING EXPENSES	169,870	161,187	490,938	472,319
INCOME FROM OPERATIONS	52,875	56,023	156,662	146,391

INTEREST INCOME	928	853	2,759	2,486
INTEREST EXPENSE	(8,814)	(10,573)	(26,052)	(30,765)
GAIN ON SALE OF INVESTMENTS	-	-	-	894
CONTINGENT FORWARD SALE CONTRACT MARK-TO-MARKET EXPENSE	(50,106)	-	(50,106)	-
OTHER INCOME/(EXPENSE), NET	853	(1,064)	1,852	(595)

(LOSS)/INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,264)	45,239	85,115	118,411

PROVISION FOR INCOME TAXES	15,303	12,287	46,051	32,192

(LOSS)/INCOME FROM CONTINUING OPERATIONS	(19,567)	32,952	39,064	86,219

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	-	(10)	(27)	(10)

NET (LOSS)/ INCOME	$(19,567)	32,942	$39,037	86,209

BASIC (LOSS)/EARNINGS PER SHARE:
BASIC (LOSS)/EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$(0.47)	$0.82	$0.96	$2.16
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
BASIC (LOSS)/EARNINGS PER COMMON SHARE	$(0.47)	$0.82	$0.95	$2.16

WEIGHTED AVERAGE SHARES - BASIC	41,682	40,078	40,888	39,825

DILUTED (LOSS)/EARNINGS PER SHARE:
DILUTED (LOSS)/EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$(0.47)	$0.77	$0.90	$2.02
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
DILUTED (LOSS)/EARNINGS PER COMMON SHARE	$(0.47)	$0.77	$0.90	$2.02

WEIGHTED AVERAGE SHARES - DILUTED	41,682	42,821	43,471	42,711

GENESEE & WYOMING INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011 (in thousands) (unaudited)

	September 30,	December 31,
ASSETS	2012	2011

CURRENT ASSETS:
Cash and cash equivalents	$516,031	$27,269
Accounts receivable, net	173,408	165,768
Materials and supplies	15,713	14,445
Prepaid expenses and other	16,651	13,332
Deferred income tax assets, net	19,232	19,385
Total current assets	741,035	240,199

PROPERTY AND EQUIPMENT, net	1,769,467	1,643,589
GOODWILL	160,533	160,277
INTANGIBLE ASSETS, net	225,495	230,628
DEFERRED INCOME TAX ASSETS, net	2,462	2,342
OTHER ASSETS, net	21,723	17,122
Total assets	$2,920,715	$2,294,157

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$48,626	$57,168
Accounts payable	140,429	134,081
Accrued expenses	73,347	69,097
Deferred income tax liabilities, net	138	925
Total current liabilities	262,540	261,271

LONG-TERM DEBT, less current portion	594,480	569,026
DEFERRED INCOME TAX LIABILITIES, net	315,809	285,780
DEFERRED ITEMS - grants from outside parties	221,502	198,824
CONTINGENT FORWARD SALE CONTRACT	50,106	-
OTHER LONG-TERM LIABILITIES	22,393	18,622

TOTAL STOCKHOLDERS' EQUITY	1,453,885	960,634
Total liabilities and stockholders' equity	$2,920,715	$2,294,157

GENESEE & WYOMING INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011 (in thousands) (unaudited)

	Nine Months Ended September 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,037	$86,209
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	27	10
Depreciation and amortization	54,947	48,781
Compensation cost related to equity awards	5,763	5,584
Excess tax benefits from share-based compensation	(2,842)	(2,090)
Deferred income taxes	29,735	20,063
Net gain on sale of assets	(10,447)	(2,708)
Gain on sale of investments	-	(894)
Gain on insurance recoveries	(5,157)	(1,043)
Insurance proceeds received	21,479	24
Contingent forward sale contract mark-to-market expense	50,106	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(2,110)	(13,650)
Materials and supplies	(1,063)	(531)
Prepaid expenses and other	(3,081)	243
Accounts payable and accrued expenses	(10,232)	(14,204)
Other assets and liabilities, net	3,376	(179)
Net cash provided by operating activities from continuing operations	169,538	125,615
Net cash used in operating activities from discontinued operations	(27)	(15)
Net cash provided by operating activities	169,511	125,600

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(170,529)	(106,386)
Grant proceeds from outside parties	24,929	18,773
Cash paid for acquisitions, net of cash acquired	(837)	(89,935)
Proceeds from sale of investments	-	1,369
Insurance proceeds for the replacement of assets	370	-
Proceeds from disposition of property and equipment	13,673	4,054
Net cash used in investing activities from continuing operations	(132,394)	(172,125)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(215,439)	(418,907)
Proceeds from issuance of long-term debt	196,480	445,424
Debt amendment/issuance costs	-	(4,742)
Proceeds from employee stock purchases	12,088	13,238
Treasury stock purchases	(1,770)	(1,292)
Net proceeds from TEU issuance	222,856	-
Net proceeds from Class A common stock issuance	234,361	-
Excess tax benefits from share-based compensation	2,842	2,090
Net cash provided by financing activities from continuing operations	451,418	35,811

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	227	(1,083)

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	-	1

INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	488,762	(11,796)
CASH AND CASH EQUIVALENTS, beginning of period	27,269	27,417
CASH AND CASH EQUIVALENTS, end of period	$516,031	$15,621

GENESEE & WYOMING INC. AND SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL INFORMATION (dollars in thousands) (unaudited)

	Three Months Ended September 30,
	2012		2011
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$160,639	72.1%	$154,561	71.2%
Non-freight	62,106	27.9%	62,649	28.8%

Total revenues	$222,745	100.0%	$217,210	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$64,022	28.8%	$58,986	27.1%
Equipment rents	9,289	4.2%	11,357	5.2%
Purchased services	20,962	9.4%	20,316	9.3%
Depreciation and amortization	18,980	8.5%	16,623	7.7%
Diesel fuel used in operations	21,511	9.7%	21,441	9.9%
Diesel fuel sold to third parties	1,359	0.6%	3,662	1.7%
Casualties and insurance	6,237	2.8%	5,020	2.3%
Materials	6,241	2.8%	6,844	3.2%
Net gain on sale of assets	(3,018)	(1.4%)	(610)	(0.3%)
Gain on insurance recoveries	-	0.0%	-	0.0%
Other expenses	24,287	10.9%	17,548	8.1%

Total operating expenses	$169,870	76.3%	$161,187	74.2%

Functional Classification
Transportation	$68,979	31.0%	$65,781	30.3%
Maintenance of ways and structures	22,292	10.0%	21,386	9.8%
Maintenance of equipment	23,151	10.4%	24,650	11.3%
Diesel fuel sold to third parties	1,359	0.6%	3,662	1.7%
General and administrative	38,127	17.2%	29,695	13.7%
Net gain on sale of assets	(3,018)	(1.4%)	(610)	(0.3%)
Gain on insurance recoveries	-	0.0%	-	0.0%
Depreciation and amortization	18,980	8.5%	16,623	7.7%

Total operating expenses	$169,870	76.3%	$161,187	74.2%

GENESEE & WYOMING INC. AND SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL INFORMATION (dollars in thousands) (unaudited)

Three Months Ended September 30, 2012	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$107,567	71.6%	$53,072	73.3%	$160,639	72.1%
Non-freight (excluding fuel sales)	42,756	28.4%	18,011	24.9%	60,767	27.3%
Fuel sales to third parties	-	0.0%	1,339	1.8%	1,339	0.6%
Total revenues	150,323	100.0%	72,422	100.0%	222,745	100.0%

Operating expenses
Labor and benefits	48,880	32.5%	15,142	20.9%	64,022	28.8%
Equipment rents	6,716	4.5%	2,573	3.5%	9,289	4.2%
Purchased services	6,734	4.5%	14,228	19.6%	20,962	9.4%
Depreciation and amortization	12,495	8.3%	6,485	9.0%	18,980	8.5%
Diesel fuel used in operations	13,632	9.1%	7,879	10.9%	21,511	9.7%
Diesel fuel sold to third parties	-	0.0%	1,359	1.9%	1,359	0.6%
Casualties and insurance	4,295	2.8%	1,942	2.7%	6,237	2.8%
Materials	5,706	3.8%	535	0.7%	6,241	2.8%
Net gain on sale of assets	(1,081)	(0.7%)	(1,937)	(2.7%)	(3,018)	(1.4%)
Gain on insurance recoveries	-	0.0%	-	0.0%	-	0.0%
Other expenses	19,375	12.9%	4,912	6.8%	24,287	10.9%
Total operating expenses	116,752	77.7%	53,118	73.3%	169,870	76.3%

Income from Operations	$33,571		$19,304		$52,875

Carloads	192,168		50,615		242,783

Net expenditures for additions to property & equipment	$24,023		$33,320		$57,343

Three Months Ended September 30, 2011	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$102,827	70.5%	$51,734	72.5%	$154,561	71.2%
Non-freight (excluding fuel sales)	42,980	29.5%	15,732	22.0%	58,712	27.0%
Fuel sales to third parties	-	0.0%	3,937	5.5%	3,937	1.8%
Total revenues	145,807	100.0%	71,403	100.0%	217,210	100.0%

Operating expenses
Labor and benefits	46,474	31.9%	12,512	17.5%	58,986	27.1%
Equipment rents	6,845	4.7%	4,512	6.3%	11,357	5.2%
Purchased services	6,920	4.7%	13,396	18.8%	20,316	9.3%
Depreciation and amortization	11,932	8.2%	4,691	6.6%	16,623	7.7%
Diesel fuel used in operations	13,377	9.2%	8,064	11.3%	21,441	9.9%
Diesel fuel sold to third parties	-	0.0%	3,662	5.1%	3,662	1.7%
Casualties and insurance	3,361	2.3%	1,659	2.3%	5,020	2.3%
Materials	6,166	4.2%	678	0.9%	6,844	3.2%
Net gain on sale of assets	(610)	(0.4%)	-	0.0%	(610)	(0.3%)
Gain on insurance recoveries	-	0.0%	-	0.0%	-	0.0%
Other expenses	13,379	9.2%	4,169	5.9%	17,548	8.1%
Total operating expenses	107,844	74.0%	53,343	74.7%	161,187	74.2%

Income from Operations	$37,963		$18,060		$56,023

Carloads	201,253		54,937		256,190

Net expenditures for additions to property & equipment	$12,054		$25,194		$37,248

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2012

	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload

Intermodal*	$120	1,056	$114	$25,386	16,698	$1,520	$25,506	17,754	$1,437
Coal & Coke	21,561	52,990	407	-	-	-	21,561	52,990	407
Farm & Food Products	5,582	11,919	468	9,058	10,450	867	14,640	22,369	654
Pulp & Paper	17,063	27,042	631	-	-	-	17,063	27,042	631
Metallic Ores **	3,130	3,119	1,004	14,986	8,588	1,745	18,116	11,707	1,547
Metals	14,593	22,182	658	-	-	-	14,593	22,182	658
Minerals & Stone	8,570	17,933	478	3,069	14,780	208	11,639	32,713	356
Chemicals & Plastics	13,612	16,665	817	-	-	-	13,612	16,665	817
Lumber & Forest Products	9,230	18,708	493	-	-	-	9,230	18,708	493
Petroleum Products	6,227	7,939	784	573	99	5,788	6,800	8,038	846
Autos & Auto Parts	2,131	2,574	828	-	-	-	2,131	2,574	828
Other	5,748	10,041	572	-	-	-	5,748	10,041	572

Totals	$107,567	192,168	$560	$53,072	50,615	$1,049	$160,639	242,783	$662

* Represents intermodal units
** Includes carload and intermodal units

Three Months Ended September 30, 2011

	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload

Intermodal*	$70	582	$120	$23,259	15,251	$1,525	$23,329	15,833	$1,473
Coal & Coke	20,831	53,553	389	-	-	-	20,831	53,553	389
Farm & Food Products	5,581	13,192	423	11,242	17,651	637	16,823	30,843	545
Pulp & Paper	16,139	24,893	648	-	-	-	16,139	24,893	648
Metallic Ores	2,068	2,670	775	13,026	6,247	2,085	15,094	8,917	1,693
Metals	14,040	22,748	617	-	-	-	14,040	22,748	617
Minerals & Stone	10,478	22,591	464	3,397	15,651	217	13,875	38,242	363
Chemicals & Plastics	12,015	15,449	778	-	-	-	12,015	15,449	778
Lumber & Forest Products	8,120	16,614	489	-	-	-	8,120	16,614	489
Petroleum Products	5,773	7,439	776	810	137	5,912	6,583	7,576	869
Autos & Auto Parts	1,830	2,408	760	-	-	-	1,830	2,408	760
Other	5,882	19,114	308	-	-	-	5,882	19,114	308

Totals	$102,827	201,253	$511	$51,734	54,937	$942	$154,561	256,190	$603

* Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL INFORMATION (dollars in thousands) (unaudited)

	Nine Months Ended September 30,
	2012		2011
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$459,399	70.9%	$434,154	70.2%
Non-freight	188,201	29.1%	184,556	29.8%

Total revenues	$647,600	100.0%	$618,710	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$191,145	29.5%	$176,034	28.4%
Equipment rents	28,073	4.3%	32,887	5.3%
Purchased services	58,297	9.0%	57,463	9.3%
Depreciation and amortization	54,947	8.5%	48,781	7.9%
Diesel fuel used in operations	64,643	10.0%	65,516	10.6%
Diesel fuel sold to third parties	10,460	1.6%	12,241	2.0%
Casualties and insurance	17,727	2.7%	16,686	2.7%
Materials	19,131	3.0%	19,517	3.2%
Net gain on sale of assets	(10,447)	(1.6%)	(2,708)	(0.4%)
Gain on insurance recoveries	(5,186)	(0.8%)	(1,043)	(0.2%)
Other expenses	62,148	9.6%	46,945	7.5%

Total operating expenses	$490,938	75.8%	$472,319	76.3%

Functional Classification
Transportation	$203,371	31.4%	$195,801	31.6%
Maintenance of ways and structures	66,096	10.2%	58,886	9.5%
Maintenance of equipment	68,611	10.6%	72,209	11.7%
Diesel fuel sold to third parties	10,460	1.6%	12,241	2.0%
General and administrative	103,086	15.9%	88,152	14.2%
Net gain on sale of assets	(10,447)	(1.6%)	(2,708)	(0.4%)
Gain on insurance recoveries	(5,186)	(0.8%)	(1,043)	(0.2%)
Depreciation and amortization	54,947	8.5%	48,781	7.9%

Total operating expenses	$490,938	75.8%	$472,319	76.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL INFORMATION (dollars in thousands) (unaudited)

Nine Months Ended September 30, 2012	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$311,611	70.9%	$147,788	71.0%	$459,399	70.9%
Non-freight (excluding fuel sales)	127,840	29.1%	49,398	23.7%	177,238	27.4%
Fuel sales to third parties	-	0.0%	10,963	5.3%	10,963	1.7%
Total revenues	439,451	100.0%	208,149	100.0%	647,600	100.0%

Operating expenses
Labor and benefits	147,251	33.5%	43,894	21.1%	191,145	29.5%
Equipment rents	19,744	4.5%	8,329	4.1%	28,073	4.3%
Purchased services	19,455	4.4%	38,842	18.7%	58,297	9.0%
Depreciation and amortization	37,354	8.5%	17,593	8.5%	54,947	8.5%
Diesel fuel used in operations	41,858	9.5%	22,785	10.9%	64,643	10.0%
Diesel fuel sold to third parties	-	0.0%	10,460	5.0%	10,460	1.6%
Casualties and insurance	11,657	2.7%	6,070	2.9%	17,727	2.7%
Materials	17,858	4.1%	1,273	0.6%	19,131	3.0%
Net gain on sale of assets	(8,376)	(1.9%)	(2,071)	(1.0%)	(10,447)	(1.6%)
Gain on insurance recoveries	-	0.0%	(5,186)	(2.5%)	(5,186)	(0.8%)
Other expenses	47,868	10.9%	14,280	6.9%	62,148	9.6%
Total operating expenses	334,669	76.2%	156,269	75.2%	490,938	75.8%

Income from Operations	$104,782		$51,880		$156,662

Carloads	543,021		154,255		697,276

Net expenditures for additions to property & equipment	$50,761		$94,839		$145,600

Nine Months Ended September 30, 2011	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$290,154	69.5%	$144,000	71.5%	$434,154	70.2%
Non-freight (excluding fuel sales)	127,295	30.5%	44,313	22.0%	171,608	27.7%
Fuel sales to third parties	-	0.0%	12,948	6.5%	12,948	2.1%
Total revenues	417,449	100.0%	201,261	100.0%	618,710	100.0%

Operating expenses
Labor and benefits	139,100	33.3%	36,934	18.4%	176,034	28.4%
Equipment rents	19,851	4.8%	13,036	6.5%	32,887	5.3%
Purchased services	20,402	4.9%	37,061	18.4%	57,463	9.3%
Depreciation and amortization	34,843	8.3%	13,938	6.9%	48,781	7.9%
Diesel fuel used in operations	42,410	10.2%	23,106	11.5%	65,516	10.6%
Diesel fuel sold to third parties	-	0.0%	12,241	6.1%	12,241	2.0%
Casualties and insurance	11,417	2.7%	5,269	2.6%	16,686	2.7%
Materials	18,078	4.3%	1,439	0.7%	19,517	3.2%
Net gain on sale of assets	(2,694)	(0.6%)	(14)	0.0%	(2,708)	(0.4%)
Gain on insurance recoveries	(25)	0.0%	(1,018)	(0.5%)	(1,043)	(0.2%)
Other expenses	35,432	8.5%	11,513	5.7%	46,945	7.5%
Total operating expenses	318,814	76.4%	153,505	76.3%	472,319	76.3%

Income from Operations	$98,635		$47,756		$146,391

Carloads	591,160		159,094		750,254

Net expenditures for additions to property & equipment	$33,865		$53,748		$87,613

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2012

	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload

Intermodal*	$382	3,400	$112	$66,913	44,520	$1,503	$67,295	47,920	$1,404
Coal & Coke	53,085	124,686	426	-	-	-	53,085	124,686	426
Farm & Food Products	19,754	39,969	494	31,671	43,426	729	51,425	83,395	617
Pulp & Paper	48,811	75,299	648	-	-	-	48,811	75,299	648
Metallic Ores **	8,076	8,531	947	38,346	21,411	1,791	46,422	29,942	1,550
Metals	46,880	72,867	643	-	-	-	46,880	72,867	643
Minerals & Stone	26,686	53,657	497	8,884	44,575	199	35,570	98,232	362
Chemicals & Plastics	41,693	50,269	829	-	-	-	41,693	50,269	829
Lumber & Forest Products	25,758	52,302	492	-	-	-	25,758	52,302	492
Petroleum Products	19,136	23,195	825	1,974	323	6,111	21,110	23,518	898
Autos & Auto Parts	6,306	7,526	838	-	-	-	6,306	7,526	838
Other	15,044	31,320	480	-	-	-	15,044	31,320	480

Totals	$311,611	543,021	$574	$147,788	154,255	$958	$459,399	697,276	$659

* Represents intermodal units
** Includes carload and intermodal units

Nine Months Ended September 30, 2011

	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload

Intermodal*	$288	2,438	$118	$63,021	42,336	$1,489	$63,309	44,774	$1,414
Coal & Coke	59,824	155,288	385	-	-	-	59,824	155,288	385
Farm & Food Products	18,302	41,353	443	32,615	52,687	619	50,917	94,040	541
Pulp & Paper	46,398	73,025	635	-	-	-	46,398	73,025	635
Metallic Ores	4,913	7,544	651	36,297	16,293	2,228	41,210	23,837	1,729
Metals	37,063	67,486	549	-	-	-	37,063	67,486	549
Minerals & Stone	25,877	56,867	455	10,177	47,432	215	36,054	104,299	346
Chemicals & Plastics	33,855	44,933	753	-	-	-	33,855	44,933	753
Lumber & Forest Products	23,733	49,150	483	-	-	-	23,733	49,150	483
Petroleum Products	17,075	22,059	774	1,890	346	5,462	18,965	22,405	846
Autos & Auto Parts	6,179	8,179	755	-	-	-	6,179	8,179	755
Other	16,647	62,838	265	-	-	-	16,647	62,838	265

Totals	$290,154	591,160	$491	$144,000	159,094	$905	$434,154	750,254	$579

* Represents intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains certain references to Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Operating Income, Adjusted Operating Ratios and Free Cash Flow for GWI and RailAmerica, each of which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

GWI's Adjusted Net Income and Adjusted Diluted Earnings Per Share Description and Discussion

Management views its Net (Loss)/Income and Diluted (Loss)/Earnings Per Share as important measures of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results, the Net (Loss)/Income and Diluted (Loss)/Earnings Per Share for the three months ended September 30, 2012, used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Share, are presented excluding the contingent forward sale contract mark-to-market expense, acquisition-related expenses, net gain on sale of assets and the weighted average impact of the increased diluted share count as a result of the September Class A common stock and Tangible Equity Unit (TEU) offerings. The Net Income and Diluted Earnings Per Share for the three months ended September 30, 2011, used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Share, are presented excluding acquisition-related costs, refinancing-related costs, net gain on sale of assets and the impact from the short line tax credit. The Adjusted Net Income and Adjusted Diluted Earnings Per Share presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, Net (Loss)/Income or Diluted (Loss)/Earnings Per Share calculated using amounts in accordance with GAAP. Adjusted Net Income and Adjusted Diluted Earnings Per Share amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Net (Loss)/Income and Diluted (Loss)/Earnings Per Share calculated using amounts determined in accordance with GAAP to the Adjusted Net Income and Adjusted Diluted Earnings Per Share described above (in millions, except per share amounts):

Three Months Ended September 30, 2012	Net (Loss)/Income	Diluted Shares		Diluted (Loss)/Earnings Per Share Impact
As reported	$(19.6)	41.7		$(0.47)
Add back certain items, net of tax:
Contingent forward sale contract mark-to-market expense	50.1	2.5	(a)	1.16
Acquisition-related costs	3.5	-		0.08
Net gain on sale of assets	(2.0)	-		(0.05)
Weighted average impact of increased share count from
Class A common stock and TEU offering	-	(0.9)		0.02

Adjusted	$32.0	43.3		$0.74

(a) - There is no effect of Class B shares outstanding or unvested equity awards in the calculation of loss per diluted share. Amount represents effect of Class B shares outstanding and unvested equity awards in the calculation of earnings per diluted share.

Three Months Ended September 30, 2011	Net Income	Diluted Shares		Diluted Earnings Per Share Impact
As reported	$32.9	42.8		$0.77
Add back certain items, net of tax:
Acquisition-related costs	0.8	-		0.02
Refinancing-related costs	0.6	-		0.01
Net gain on sale of assets	(0.4)	-		(0.01)
Short line tax credit	(3.2)	-		(0.07)

Adjusted	$30.8	42.8		$0.72

GWI's Adjusted Operating Income and Adjusted Operating Ratios Description and Discussion

Management views its Operating Income, calculated as Operating Revenues less Operating Expenses and Operating Ratio, calculated as Operating Expenses divided by Operating Revenues, as important measures of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Operating Income and Operating Ratio for the three months ended September 30, 2012, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding acquisition-related costs and net gain on sale of assets. The Operating Income and Operating Ratio for the three months ended September 30, 2011, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding acquisition-related costs, refinancing-related costs and net gain on sale of assets. The Adjusted Operating Income and Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Adjusted Operating Ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Operating Income and Operating Ratios by segment calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Adjusted Operating Ratios by segment described above ($ in millions):

Three months ended September 30, 2012
	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$150.3	$72.4	$222.7
Operating expenses	116.8	53.1	169.9
Operating income	$33.6	$19.3	$52.9
Operating ratio	77.7%	73.3%	76.3%

Operating expenses	$116.8	$53.1	$169.9
Acquisition-related costs	(5.5)	(0.2)	(5.8)
Net gain on sale of assets	1.1	1.9	3.0
Adjusted operating expenses	$112.3	$54.8	$167.1

Adjusted operating income	$38.0	$17.6	$55.6
Adjusted operating ratio	74.7%	75.7%	75.0%

Three months ended September 30, 2011
	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$145.8	$71.4	$217.2
Operating expenses	107.8	53.3	161.2
Operating income	$38.0	$18.1	$56.0
Operating ratio	74.0%	74.7%	74.2%

Operating expenses	$107.8	$53.3	$161.2
Acquisition-related costs	(0.8)	(0.3)	(1.1)
Refinancing-related costs	(0.1)	-	(0.1)
Net gain on sale of assets	0.6	-	0.6
Adjusted operating expenses	$107.5	$53.0	$160.6

Adjusted operating income	$38.3	$18.4	$56.6
Adjusted operating ratio	73.8%	74.3%	73.9%

RailAmerica’s Adjusted Operating Income and Adjusted Operating Ratios Description and Discussion

RailAmerica’s management views its Operating Income, calculated as Operating Revenue less Operating Expenses and Operating Ratio, calculated as Operating Expenses divided by Operating Revenue, as important measures of RailAmerica’s operating performance. Because RailAmerica’s management believes this information is useful for investors in assessing RailAmerica’s financial results, the Operating Income and Operating Ratio for the three months ended September 30, 2012, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding strategic alternatives expense (generally, RailAmerica sale expenses) and net gain on sale of assets. The Operating Income and Operating Ratio for the three months ended September 30, 2011, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding impairment of assets and 45G benefit. The Adjusted Operating Income and Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Operating Ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of RailAmerica’s Operating Income and Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Operating Ratios described above ($ in millions):

	Three Months Ended September 30,
	2012	2011
Operating revenue	$155.4	$139.7
Operating expenses	133.7	108.2
Operating income	$21.7	$31.5
Operating ratio	86.0%	77.5%

Operating expenses	$133.7	$108.2
Strategic alternatives expense	(16.6)	-
Net gain on sale of assets	1.3	-
Impairment of assets	-	(1.9)
45G benefit	-	3.9
Adjusted operating expenses	$118.4	$110.1

Adjusted operating income	$37.0	$29.6
Adjusted operating ratio	76.2%	78.9%

GWI’s Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding net cash paid/(received) for acquisitions/divestitures and the cash paid for Australian stamp duty. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Nine Months Ended September 30,
	2012	2011
Net cash provided by operating activities from continuing operations	$169.5	$125.6
Net cash used in investing activities from continuing operations (a)	(132.4)	(172.1)
Net cash paid/(received) for acquisitions/divestitures	0.8	88.6
Australian stamp duty (b)	-	13.0
Free cash flow	$38.0	$55.1

(a) The 2012 and 2011 periods include $80.3 million and $46.7 million, respectively, in Australian equipment investments.
(b) The payment of the Australian stamp duty in the 2011 period related to the acquisition of FreightLink in Australia, which was accrued as of December 31, 2010.

CONTACT:
GWI Corporate Communications
Michael Williams, 1-203-629-3722
mwilliams@gwrr.com